UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2008

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
 (Exact name of registrant as specified in its charter)

MARYLAND	01-13232	84-1259577
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4582 SOUTH ULSTER STREET PARKWAY SUITE 1100, DENVER, CO	80237
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 757-8101

NOT APPLICABLE
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On December 1, 2008, Apartment Investment and Management Company (“Aimco”) paid a special dividend to Aimco’s stockholders of record at the close of business on October 27, 2008. The special dividend was paid in a combination of cash and Aimco Class A Common Stock.

Accounting principles generally accepted in the United States (GAAP) require that all reported per share data, for current and prior periods, be adjusted to reflect the issuance of the shares in connection with the special dividend as if such shares had been issued at the beginning of the earliest period presented.

Aimco has furnished the material on Exhibit 99.1 to facilitate an understanding of the effect of shares issued in connection with the special dividend declared on October 16, 2008, and paid on December 1, 2008, on previously reported Earnings per share, Funds from Operations per share and Adjusted Funds from Operations per share.

ITEM 9.01. Financial Statements and Exhibits.

The following exhibits are furnished with this report:

Exhibit Number     Description

99.1	Financial and Share Information Adjusted for Special Dividends – December 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 4, 2008

Apartment Investment and Management Company

/s/ Thomas M. Herzog
Thomas M. Herzog
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Financial and Share Information Adjusted for Special Dividends – December 2008